Exhibit 10.3

LEASE AGREEMENT

THIS AGREEMENT OF LEASE made and entered into this, 1st day of July, 2010 by and between DAVRIC CORPORATION, a Nevada Corporation, hereinafter referred to as “Lessor” and Syzygy Licensing LLC, hereinafter referred to as “Lessee”.

WHEREAS, Lessor is the owner of office/warehouse building/s located at 1937 and 1941
Ramrod, Henderson, Nevada.

WHEREAS, Lessee desires to lease space within the said office/warehouse building;

1.  PREMISES.  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the term, at the rental, and upon the covenants and conditions hereinafter set forth, the premises consisting of an area approximately Four thousand five hundred (4,500) square feet in said office/warehouse building, whose common address is 1941 Ramrod #100, Henderson, Nevada  89014.

Lessee shall, at its own cost and expense, furnish and install, subject to Lessor’s approval as to design, style, quality, color, age and conditions, the necessary tenant improvements, the necessary fixtures, equipment and furnishings in the premises for the effective operation of its business.

2.  TERM.  The term of this lease shall begin as of the 1st day of  July, 2010 and shall continue for twelve (12) months unless sooner terminated as hereinafter provided.

3.  INTENTIONALLY LEFT BLANK

4.  POSSESSION AND USE.  Lessee shall occupy and use the demised premises during the term hereof for the purpose of  conducting any and all business relating to the manufacturing and assembly of electronic audio equipment.

5.  RENT.  Lessee shall pay rent as follows to Lessor, at 980 American Pacific Drive, Suite 111, Henderson, Nevada 89014, or such other place as the Lessor may from time to time designate by written notice:  $4,000 per month from July 1, 2010 through June 30, 2011.

The above rental structure shall be payable monthly in advance, on the first (1st) day of each calendar month.   In the event the monthly rent is not paid within fifteen (15) days, a five (5) percent penalty will be charged.

6.  SECURITY.  Waived by Lessor

7.  COVENANT TO OPERATE BUSINESS.  Lessee shall continuously occupy and use the premises and be open for business for the purpose specified herein.  This requirement shall not apply during times when the premises are untenantable by reason of fire or other casualty, however, Lessee shall continue the operation of its business to the extent reasonable practical from the standpoint of good business during any period of reconstruction or repair.

8.  LESSEE’S TAXES.  Lessee shall pay all taxes levied on sales, payrolls, inventory, personal property and business or Lessee, and all other taxes pertaining to Lessee’s business activities.

9.  INSURANCE.  Lessee shall, during the entire term at Lessee’s sole cost and expense, keep in force by advance payment of premium, property damage insurance in the amount of not less than $50,000.00 and casualty insurance in the amount of not less than $1,000,000.00 for injury to or death of one person as a result of one occurrence, and not less than $1,000,000.00 per injury to or death of more than one person as a result of one occurrence, insuring Lessee against any liability that may accrue against Lessee on account of any occurrences in or about the premises during the term or in consequence of Lessee’s occupancy of the premises and resulting in personal injury or death, said insurance to protect, hold harmless, and indemnify Lessor not only against any and all such liability, but also against all loss, expense, and damage of any and every sort and kind, including costs of investigation and attorney’s fees and other cost of defense.  Said insurance shall be with an insurance carrier or carriers satisfactory to Lessor, and shall not be subject to cancellation except after at least ten (10) days prior written notice to Lessor; and the policy or policies for said insurance, or duly executed certificate or certificates for the same, showing compliance to date with the requirements of this section shall at all times be kept on deposit with Lessor.  If Lessee failed to comply with such requirement, Lessor may obtain such insurance and keep the same in force and effect, and Lessee shall pay Lessor upon request the premium cost thereof for the term of this lease then unexpired.

10.  RELATIONSHIP.  Lessee will not at any time pledge the credit of Lessor, or incur any debt, contract or liability in the name of Lessor.  Neither party shall, at any time, hold itself out to be the partner, co-venturer, agent, servant or employee of the other in any manner whatsoever, or to have any relationship one with the other, save and excepting that of Lessor and Lessee.

11.  UTILITIES.  Lessor shall pay for all Common Area Maintenance (CAM) charges, including, electric, gas, water, sewer and trash pick-up services  utilized in the premises of Lessee.

12.  SIGNS.  Lessee shall use on the exterior premises only such signs, advertising placards, names, and insignia, trademarks and descriptive material as shall have first received written approval of Lessor.

13.  LESSOR’S REPAIRS.  Lessor shall keep and maintain in good repair, the roof of the building,  of which the premises are a part, the exterior walls, exterior foundations, and structural parts of the building, landscaping and common exterior ways.  Lessor shall not be obligated to make such repairs, however, until after ten (10) days notice from lessee stating the need for such repairs.  Upon receipt of such notice, Lessor shall make such repairs with reasonable diligence.  Lessor shall not be liable to Lessee, its agents, servants and/or employees for damage or injury to persons or property arising out of the disrepair of the roof, exterior walls, exterior foundations, structural parts of the building, landscaping  and common exterior ways.  Lessor shall not be obligated to repair any portion of said building by damage caused by any casualty or act of God, except as provided in Article 19 hereof, ‘DESTRUCTION’.

14.  LESSEE’S REPAIRS.  Except as above provided, Lessee shall at its expense, repair and maintain the entire premises in good order, condition and repair.  Lessee will make no alterations in, or additions or improvements to the premises, including, but not limited to, sewers, air conditioning and heating, without written consent of  Lessor.

15.  LESSEE’S IMPROVEMENTS.  Any improvements placed upon the demised premises, by Lessee, including, but not limited to carpets, shall, upon installation, become the property of Lessor.

16.  ASSIGNING, MORTGAGING, SUBLETTING.  Lessee’s attempted transfer, assignment, subletting or hypothecation without Lessor’s written consent shall be void and confer no rights upon any third person.

17.  SUBORDINATION AND ATTORNMENT.  Lessee hereby subordinates its rights hereunder to the lien of any mortgage or deed of trust, to any lending institutions, now or hereafter in force against the land and building of which the premises are a part, and upon any buildings hereafter placed upon the land of which the premises are a part, and to all advances made or hereafter to be made upon the security thereof.  Lessee shall attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as the Lessor under this lease.

18.  BANKRUPTCY - INSOLVENCY.  If all or substantially all of the Lessee’s assets be placed in the hands of a receiver or trustee, and such receivership or trusteeship continue for a period of thirty (30) days, or should the Lessee make an assignment for the benefit or creditors, or should the Lessee institute any proceedings to be adjudicated a bankrupt, or go to discharge of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against the Lessee under any bankruptcy laws, then this lease or any interest in the premises shall not become an asset in any of such proceedings and, Lessor may declare the term hereof ended.

19.  DESTRUCTION.  Should the premises or the building or which the same are a part be damaged or destroyed in whole or in part by fire, earthquake, or other casualty, so they cannot be repaired within ninety (90) working days to substantially the condition prior to such casualty.  Lessor or Lessee may within thirty (30) days thereafter terminate this lease as of the date of such casualty.  If by reason of any laws said building cannot be repaired or restored as a building of the same class, then irrespective of the time in which the building can be repaired or restored, Lessor or Lessee at any time within thirty (30) days of such casualty, may terminate this lease as of the date of such casualty.  Upon any damage as aforesaid, and if the lease be not terminated as provided, Lessor shall with reasonable diligence restore the premises to substantially the condition prior to the casualty, with such changed as may be required, under any laws, ordinances or regulations.  If such damage shall have occurred after the commencement of the term, Lessee shall be entitled to a reasonable diminution of the minimum monthly rental hereunder during the time required for restoration, according to the proportion of the premises rendered untenantable.  Lessor shall not be liable for any damages resulting to lessee from the repair and reconstruction of such demised premises or building, or from the termination of this lease as herein provided, not shall Lessee be released thereby or in any such event from any of its obligations hereunder, except to the extent and upon the conditions expressly stated in this Article.

20.  EMINENT DOMAIN.  If the premises shall be taken under poser of eminent domain, this lease shall terminate as of such taking.  If only a part of the premises shall be so taken, Lessee’s interest in the premises and its liability for rent hereunder shall abate proportionately after the date of taking.  Lessee hereby waives all right to any damages or compensation which may be awarded in any such condemnation proceedings, and hereby assigns to Lessor the right to any such damages or compensation; provided, however, that in any such condemnation authorities for any damages to its fixtures and equipment.

If any condemnation proceedings are take  to change the grade of, or to widen the street or sidewalks, or for such other purpose of similar nature as to any of the land upon which the premises are located, Lessee’s liability for the payment of rental and its other obligations shall not be diminished or affected.

21.  INDEMNITY.  Lessee shall indemnify and hold harmless Lessor from any claim or liability of whatsoever character resulting from Lessee’s exercise of any rights or privileges hereunder.

22.  CONDITION OF PREMISES.  Lessor or Lessor’s agents have made no representations or promises with respect to the demised premises, the land upon which the premises are located except as expressly set forth herein.  The taking possession of the demised premises by Lessee shall be conclusive evidence as against Lessee, that Lessee accepts the said premises and the building of which the same form a part as being in good and satisfactory condition at the time such possession is so taken.

23.  DEFAULT BY LESSEE.  Time is of the essence.  Should Lessee be in default of any rental or other charges for a period of ten (10) days, or be in default in the performance of any other of its promises, covenants or agreements, for ten (10) days after written notice thereof from lessor, or should the Lessee vacate or abandon the premises, in addition to any or all other rights or remedies of the Lessor hereunder and/or by the law provided, Lessor may:

(a) Declare the term hereof ended and re-enter the premises and take possession thereof and remove all persons therefrom, and Lessee shall have no further claim thereon or thereunder; or

(b) Without declaring the lease ended, re-enter the premises and occupy or lease the whole or any part thereof for and on account of the Lessee and upon such terms and conditions, and for such rent as Lessor may deem proper and to collect said rent, or any other rent that may hereafter become payable and apply the same toward the amount due or thereafter to become due from Lessee, and on account of the expenses or such subletting and any other damages sustained by Lessor.  Should such rental be less than that herein agreed, Lessee shall pay such deficiency to Lessor in advance on the day of each month herein before specified for payment of minimum monthly rental, and pay Lessor forthwith upon any such reletting the costs and expenses the Lessor may incur by reason thereof, or

(c) Even though it may have relet said premises, thereafter elect to terminate this lease.

Service by Lessor of any notice pursuant to unlawful detainer statutes and the surrender of possession pursuant to such notice shall not (unless the Lessor elects to the contrary at the time of or at any time subsequent to the service of such notice and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this lease.  Nothing herein contained shall be construed as obligating the Lessor to relet the whole or any part of the premises.  In the event of any entry or taking possession of the premises, as aforesaid, Lessor shall have the right , but not the obligation, to remove therefrom all or any part of the personal property located therein, and may place the same in storage or a public warehouse at the expense and risk of the owner or owners thereof.

If Lessor elects to terminate this lease under (a) or (b) above, Lessor shall be entitled to recover from the Lessee, as damages, the difference, if any, between the then reasonable rental value of the premises for the period of the term reserved in the lease and the amount of rental and other charges payable by the Lessee for the balance of the term of this lease, together with the rent then unpaid, if any.

If the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the ten (10) day period requiring such curing, then such default shall be deemed to be cured if Lessee within such period shall have commenced the curing thereof, and shall continue thereafter with all due diligence to cause such curing and does so complete the same diligently.

Remedies given to Lessor in this article are in addition and supplemental to all other rights or remedies of Lessor under laws then in force.

24.  ATTORNEY’S FEES.  If any action at law or in equity is instituted by either Lessor or Lessee against the other to enforce any of the terms, covenants, conditions, provisions, and/or rights hereunder, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees incurred therein by such successful party, and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorney’s fees shall be included in and as a part of such judgment.

In addition to the aforementioned, in the event the business is sold or disposed of in any manner, any and all attorney fees incurred by Lessor as a result of actions by Lessee shall be paid by Lessee.

25.  MISCELLANEOUS.  The provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

This lease is the entire agreement between the parties hereto.  All negotiations and oral agreements acceptable to both parties are included herein.

Captions of Articles are for convenience only, and do not in any way limit or amplify the terms and provisions of this lease.

The words “Lessor” and “Lessee” refer to all such persons or corporations, and the liability of such persons or corporation shall be joint and several.

Any notice on demand given or served by either party to it on the other shall be given or served in writing, addressed as follows:  To Lessor, DAVRIC CORPORATION, 980 American Pacific Drive, Suite 111, Henderson, Nevada  89014, and Lessee at the premises.  Either party may change its address by giving  written notice to the other.

***Landlord agrees that this lease will be assumed by Parametric Sound Corporation upon its spin-off as a separate company from LRAD Corporation

IN WITNESS WHEREOF, the parties hereto have affixed their signatures the day and year first above written.

LESSOR:

DAVRIC CORPORATION

/s/ JERRY E. POLIS
Jerry E. Polis, President

LESSEE:

SYZYGY LICENSING LLC

/s/ JAMES A. BARNES
James A. Barnes, Manager

EXHIBIT A
RULES AND REGULATIONS

This Rules and Regulations Agreement is entered into as of the date of the Lease Agreement (the “Lease”), by and between the undersigned Landlord and Tenant.  To the extent of a conflict between the Lease and the rules and regulations, the Lease shall govern and control.  Landlord hereby establishes the following rules and regulations for the safety, care and cleanliness of (i) the warehouse areas (hereinafter referred to as the “Premises”) of any tenant or tenants of the Building (hereinafter referred to as the “tenant”), (ii) the common area, and (iii) the Project in general, or for the preservation of good order:

A.           FOR THE STORE AREAS:
1.           All floor areas of the Premises (including, without limitation, vestibules, entrances, air returns, doors, fixtures, windows, and plate glass shall be maintained in a clean, safe, and good condition.

2.           All trash, refuse, and other waste materials shall be stored in adequate containers and regularly removed from the Premises. These containers shall not be visible to the general public and shall not constitute a health or fire hazard or nuisance.  In the event that any tenant shall fail to remedy such a health or fire hazard or nuisance within five (5) calendar days after written notice by Landlord to tenant, Landlord may remedy and/or correct such health or fire hazard or nuisance at the expense of the tenant involved.

3.           No portion of the Premises shall be used for lodging purposes.

4.           Neither sidewalks nor walkways shall be used to display, store, or place any merchandise, equipment, or devices, except with Landlord’s prior written approval.

5.           No public telephone, newsstand, shoeshine stand, or refreshment, vending, or other coin operated machine shall be installed or placed on any sidewalk or walkway area adjacent to the Premises or on the common area without Landlord’s prior written approval in each instance.

6.           No person or persons shall use the Premises, or any part thereof, for conducting therein a second-hand store, auction, distress, fire, bankruptcy, “going-out-of business,” or “lost our lease” sale without Landlord’s prior written consent.

7.           Landlord shall have the absolute right to enter upon the Premises to perform such cleaning and clearing of the pipes and drains serving the Premises (including rotor-rooter service) as Landlord shall deem necessary.  The tenant shall pay Landlord the estimated costs therefore estimated as part of the Operating Expenses on a monthly basis.

B.           FOR THE COMMON AREA:
1.           Use of the common area shall be in an orderly manner in accordance with directional and/or other signs and/or guides.  Roadways shall not be used at a speed in excess of ten (10) miles per hour and shall not be used for parking or stopping, except for immediate loading or unloading of passengers. Walkways shall be used only for pedestrian travel.

2.           Customers and invitees of tenants shall not use the parking areas for anything but parking motor vehicles; provided, however, that no tenant or the employees of any tenant shall park in the parking areas.  All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places.  During peak periods of business activity, Landlord may impose any and all controls Landlord deems necessary to operate the parking lot, including, but not limited to, the length of time for parking use.

3.           No person shall use any utility area, truck loading area, or other area reserved for use in conducting business, except for the specific purpose for which permission to use these areas has been given.

4.           Without the written consent of the Landlord, no person shall use any of the common area for:

a.           Vending, peddling, or soliciting orders; for the sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other matter;

b.           Exhibiting any sign, placard, banner, notice, or other written material;

c.           Distributing any circular, booklet, handbill, placard, or other material;

d.           Soliciting membership in any organization, group, or association, or soliciting contributions for any purpose;

e.           Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the common area or otherwise be detrimental to any of the business establishments in the Project;

f.           Using the common area for any purpose when none of the business establishments in the Project is open for business;

g.           Discarding any paper, glass, or extraneous matter of any kind, except in designated receptacles; or

h.           Using a sound-making device of any kind or making or permitting any noise that is annoying, unpleasant, or distasteful; or

i.           Damaging any sign, light, fixture, landscaping material, or other improvement or property within the Project.

The above listing of specific prohibitions is not intended to be exclusive, but is intended to indicate that tenant is only to use the common area as a means of access and convenience for shopping at the business establishments in the Project and that such use is subject to the control of Landlord.

C.           IN GENERAL:
1.           Other than seeing eye dogs and the like, no pets shall be allowed in or about the store areas or common area of the Project under Landlord’s sole and exclusive control, without Landlord’s prior written consent.

2.           All tenants and their authorized representatives and invitees shall not loiter in the parking lot or other parts of the common area; nor shall they in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances, and/or exits, all of which shall be used only as ingress to and egress from the Premises.

3.           Tenants and their authorized representatives and invitees shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the buildings of the Project, except in receptacles placed in it for that purpose.

4.           Landlord shall not be responsible to any tenant or to any other person for the non-observance or violation of any of these rules and regulations by any other tenant or other person. All tenants shall be deemed to have read these rules and to have agreed to abide by them as a condition precedent to occupying the Premises.

IN WITNESS WHEREOF this Rules and Regulations Agreement is executed as of the date of the Lease Agreement.

LANDLORD: Davric Corporation	TENANT: Syzygy Licensing LLC

Signature: /s/ JERRY E. POLIS	Signature: /s/ JAMES A. BARNES
Date: 6/16/10	Date: 6/16/10
Print Name: Jerry E. Polis	Print Name: James A. Barnes
Title: Davric Corporation, Gen’l Partner	Title: Manager
President